Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q4 2019

1

Cousins Properties	Q4 2019 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2019. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as the following: 2020 guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets; future changes in interest rates; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, and Dallas where we have high concentrations of our lease revenues; changes to our strategy with regard to land and other non-core holdings that may require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of telecommuting; the adverse change in the financial condition of one or more of our major tenants; volatility in interest rates and insurance rates; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; potential changes to the tax laws impacting REITs and real estate in general; the ability to realize anticipated benefits of the merger with TIER REIT, Inc. ("TIER"); and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q4 2019 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Updates 2020 Earnings Guidance

Highlights

•	Net income per share was $0.80; net income per share was $0.81 before TIER transaction costs.

•	Funds from operations per share was $0.73 before TIER transaction costs.

•	Same property net operating income on a cash basis increased 6.0%.

•	Second generation net rent per square foot on a cash basis increased 12.6%.

•	Executed 561,651 square feet of office leases.

•	Pre-leasing on $565 million development pipeline was 80%.

•
Purchased remaining 50% interest in Terminus Office Holdings LLC from the joint venture partner in a transaction that valued the properties at $503 million. The Company recognized a gain on this transaction of $92.8 million.

•
Received notice of Truist's intent to exercise its purchase right for Hearst Tower, a 966,000 square foot office property in Charlotte, and subsequently entered into an agreement to sell the property for a gross sales price of $455.5 million. The Company anticipates closing on this sale at the end of the first quarter of 2020.

•	Sold remaining North Point land, a 9.2 acre parcel located in Atlanta, recognizing a gain on this transaction of $3.7 million.

•	Entered into an agreement to sell Woodcrest, a 386,000 square foot office property in Cherry Hill, New Jersey. The Company anticipates closing this sale during the first quarter of 2020.

•	Subsequent to quarter end:

◦
The Company's partner in its Gateway Village joint venture executed its right to purchase the Company's interest for $52.2 million. This sales price generates a 17% internal rate of return for the Company on its invested capital over the life of the venture, as stipulated in the partnership agreement. The Company anticipates closing this sale at the end of the first quarter of 2020.

◦	Sold its remaining interest in the Wildwood Associates joint venture, which owned a 6.3 acre parcel of land in Atlanta, to its venture partner, recognizing a gain of $1.4 million on this transaction.

◦	Commenced development of 100 Mill, a 287,000 square foot office building in Tempe, Arizona, with a total estimated project cost of $153 million.
ATLANTA (February 5, 2020) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter and year ended December 31, 2019.
"Fourth quarter operating results were solid, highlighted by 6% same property NOI growth and a 12.6% increase in second generation rents," said Colin Connolly, president and chief executive officer of Cousins Properties. "Earnings exceeded our expectations aside from an increase in G&A expenses directly attributable to our strong share price performance during the quarter.  Looking forward, solid fundamentals in our Sunbelt markets will continue to drive both internal and external growth. Reflecting this strength, our updated earnings guidance includes 5% same property NOI growth as well as a new development start in Phoenix."

Cousins Properties	4	Q4 2019 Supplemental Information

EARNINGS RELEASE

Financial Results
Net income available to common stockholders was $117.1 million, or $0.80 per share, for the fourth quarter of 2019, compared with net income available to common stockholders of $22.4 million, or $0.21 per share, for the fourth quarter of 2018. Net income available to common stockholders was $150.4 million, or $1.17 per share, for the year ended December 31, 2019, compared with $79.2 million, or $0.75 per share, for the year ended December 31, 2018.
Funds From Operations ("FFO") was $106.2 million, or $0.72 per share, for the fourth quarter of 2019, compared with $71.2 million, or $0.67 per share, for the fourth quarter of 2018. FFO was $328.8 million, or $2.53 per share, for the year ended December 31, 2019, compared with $267.9 million, or $2.51 per share, for the year ended December 31, 2018.
The Company recorded costs associated with the TIER transaction of $2.0 million for the fourth quarter of 2019 and $52.9 million for the year ended December 31, 2019. Net income available to common stockholders excluding TIER transaction costs was $119.1 million, or $0.81 per share, for the fourth quarter of 2019 and $202.2 million, or $1.58 per share, for the year ended December 31, 2019. FFO excluding TIER transaction costs was $108.2 million, or $0.73 per share, for the fourth quarter of 2019 and $381.7 million, or $2.94 per share, for the year ended December 31, 2019.

2020 Guidance
The Company has raised its 2020 FFO guidance to $2.72 to $2.86 per share from $2.71 to $2.85 per share. The Company leaves unchanged the previously provided assumptions of its 2020 guidance, except for the following updates:

•	General and administrative expenses of $32 million to $34 million, net of capitalized salaries, down from the previous range of $33 million to $35 million.

•
Interest and other expenses, net of capitalized interest, of $68 million to $70 million, down from the previous range of $69 million to $71 million, due to an increase in capitalized interest on projects under development.

•	Gain on land sales of $1.4 million, due to the redemption of the remainder of the Wildwood Associates joint venture land occurring in the first quarter of 2020 instead of the fourth quarter of 2019.

•	Sale of Woodcrest in the first quarter of 2020 instead of the fourth quarter of 2019.

•	Sale of interest in Gateway Village joint venture at the end of the first quarter of 2020.

•	Commencement of development of 100 Mill.
A reconciliation of projected net income per share to projected FFO per share is provided as follows:

	Full Year 2020 Range
	Low	High
Net income per common share	$1.70	$1.84
Add: Real estate depreciation and amortization	1.92	1.92
Less: Gain on sale of depreciated real estate	(0.90)	(0.90)
Funds From Operations per share	$2.72	$2.86
The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.

Cousins Properties	5	Q4 2019 Supplemental Information

EARNINGS RELEASE

Investor Conference Call and Webcast
The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Thursday, February 6, 2020, to discuss the results of the quarter and year ended December 31, 2019. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Fourth Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10138069. The playback can also be accessed on the Company's website.
Acting through its operating partnership Cousins Properties, LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.

Cousins Properties	6	Q4 2019 Supplemental Information

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $577,139 and $421,495 in 2019 and 2018, respectively	$5,669,324	$3,603,011
Projects under development	410,097	24,217
Land	116,860	72,563
	6,196,281	3,699,791
Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $61,093 in 2019	360,582	—
Cash and cash equivalents	15,603	2,547
Restricted cash	2,005	148
Notes and accounts receivable	23,680	13,821
Deferred rents receivable	102,314	83,116
Investment in unconsolidated joint ventures	133,884	161,907
Intangible assets, net	257,649	145,883
Other assets	59,449	39,083
Total assets	$7,151,447	$4,146,296
Liabilities:
Notes payable	$2,222,975	$1,062,570
Accounts payable and accrued expenses	209,904	110,159
Deferred income	52,269	41,266
Intangible liabilities, net of accumulated amortization of $55,798 and $42,473 in 2019 and 2018, respectively	83,105	56,941
Other liabilities	134,128	54,204
Liabilities of real estate assets held for sale, net of accumulated amortization of $7,771 in 2019	21,231	—
Total liabilities	2,723,612	1,325,140
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 1,716,837 shares issued and outstanding in 2019 and 2018	1,717	1,717
Common stock, $1 par value, 300,000,000 and 175,000,000 shares authorized in 2019 and 2018, respectively, and 149,347,382 and 107,681,130 shares issued in 2019 and 2018, respectively	149,347	107,681
Additional paid-in capital	5,493,883	3,934,385
Treasury stock at cost, 2,584,933 shares in 2019 and 2018	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,137,200)	(1,129,445)
Total stockholders' investment	4,359,274	2,765,865
Nonredeemable noncontrolling interests	68,561	55,291
Total equity	4,427,835	2,821,156
Total liabilities and equity	$7,151,447	$4,146,296

Cousins Properties	7	Q4 2019 Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Rental property revenues	$189,127	$119,640	$628,751	$463,401
Fee income	5,220	2,878	28,518	10,089
Other	92	158	246	1,722
	194,439	122,676	657,515	475,212
Expenses:
Rental property operating expenses	66,308	42,177	222,146	164,678
Reimbursed expenses	735	1,025	4,004	3,782
General and administrative expenses	11,321	3,247	37,007	22,040
Interest expense	16,384	10,387	53,963	39,430
Depreciation and amortization	78,372	45,546	257,149	181,382
Transaction costs	2,003	20	52,881	248
Other	8	99	1,109	556
	175,131	102,501	628,259	412,116
Income from unconsolidated joint ventures	2,887	2,051	12,666	12,224
Gain on investment property transactions	96,373	525	110,761	5,437
Gain on extinguishment of debt	—	—	—	8
Net income	118,568	22,751	152,683	80,765
Net income attributable to noncontrolling interests	(1,456)	(391)	(2,265)	(1,601)
Net income available to common stockholders	$117,112	$22,360	$150,418	$79,164

Net income per common share - basic and diluted	$0.80	$0.21	$1.17	$0.75
Weighted average shares — basic	146,762	105,096	128,060	105,076
Weighted average shares — diluted	148,534	106,871	129,831	106,868

Cousins Properties	8	Q4 2019 Supplemental Information

KEY PERFORMANCE METRICS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019
Property Statistics
Consolidated Operating Properties	22	23	23	23	23	23	24	33	33	34	34
Consolidated Rentable Square Feet (in thousands)	11,428	11,936	11,944	11,944	12,203	12,203	12,573	18,372	18,372	19,599	19,599
Unconsolidated Operating Properties	4	4	4	4	4	4	5	5	5	4	4
Unconsolidated Rentable Square Feet (in thousands)	3,113	3,113	3,113	3,113	3,113	3,113	3,394	3,394	3,394	2,168	2,168
Total Operating Properties	26	27	27	27	27	27	29	38	38	38	38
Total Rentable Square Feet (in thousands)	14,541	15,049	15,057	15,057	15,316	15,316	15,967	21,766	21,766	21,767	21,767

Office Leasing Activity (1)
Net Leased during the Period (square feet in thousands)	2,190	330	328	486	455	1,597	682	1,089	741	562	3,074
Net Effective Rent Calculation (per square foot)
Net Rent	$29.41	$33.35	$32.40	$28.46	$31.02	$31.01	$27.86	$29.34	$33.66	$31.38	$30.43
Net Free Rent	(0.75)	(0.55)	(1.00)	(0.94)	(0.86)	(0.85)	(0.49)	(0.52)	(0.64)	(1.01)	(0.63)
Leasing Commissions	(2.32)	(2.67)	(2.49)	(2.40)	(2.17)	(2.41)	(1.13)	(2.34)	(2.86)	(2.84)	(2.29)
Tenant Improvements	(4.43)	(3.07)	(4.50)	(4.29)	(5.43)	(4.40)	(1.74)	(4.69)	(3.13)	(4.89)	(3.69)
Leasing Costs	(7.50)	(6.29)	(7.99)	(7.63)	(8.46)	(7.66)	(3.36)	(7.55)	(6.63)	(8.74)	(6.61)
Net Effective Rent	$21.91	$27.06	$24.41	$20.83	$22.56	$23.35	$24.50	$21.79	$27.03	$22.64	$23.82
Change in Second Generation Net Rent	19.6%	35.2%	34.2%	25.8%	36.0%	32.5%	22.8%	21.5%	17.2%	25.5%	21.3%
Change in Cash-Basis Second Generation Net Rent	6.9%	19.3%	13.1%	7.6%	13.1%	13.2%	7.1%	4.9%	8.1%	12.6%	7.7%

Same Property Information (2)
Percent Leased (period end)	92.6%	93.6%	93.5%	94.2%	94.5%	94.5%	94.4%	93.9%	93.7%	94.6%	94.6%
Weighted Average Occupancy	89.4%	92.0%	91.9%	91.8%	92.0%	91.9%	92.0%	91.8%	90.9%	91.1%	91.8%
Change in Net Operating Income (over prior year period)	4.4%	2.6%	1.3%	2.7%	1.8%	2.1%	4.3%	4.5%	0.3%	1.4%	2.6%
Change in Cash-Basis Net Operating Income (over prior year period)	5.3%	9.4%	4.1%	4.4%	1.2%	4.7%	4.0%	5.5%	2.9%	6.0%	4.8%

Development Pipeline
Estimated Project Costs (in thousands) (3)	$490,500	$271,500	$358,800	$362,900	$245,900	$245,900	$199,900	$427,900	$427,900	$565,600	$565,600
Estimated Project Costs (3) / Total Undepreciated Assets	9.9%	5.5%	7.2%	7.2%	4.7%	4.7%	3.8%	5.5%	5.4%	6.9%	6.9%

Market Capitalization (4)
Common Stock Price (period end)	$37.00	$34.72	$38.76	$35.56	$31.60	$31.60	$38.64	$36.17	$37.59	$41.20	$41.20
Common Stock/Units Outstanding (period end in thousands)	106,749	106,805	106,842	106,840	106,840	106,840	106,890	148,507	148,506	148,506	148,506
Equity Market Capitalization (in thousands)	$3,949,713	$3,708,270	$4,141,196	$3,799,230	$3,376,144	$3,376,144	$4,130,230	$5,371,498	$5,582,341	$6,118,447	$6,118,447
Debt (in thousands)	1,262,523	1,262,833	1,261,459	1,236,891	1,234,016	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494
Total Market Capitalization (in thousands)	$5,212,227	$4,971,085	$5,402,655	$5,036,113	$4,610,152	$4,610,152	$5,417,403	$7,379,161	$7,605,477	$8,423,941	$8,423,941

Cousins Properties	9	Q4 2019 Supplemental Information

KEY PERFORMANCE METRICS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019
Credit Ratios (4)
Net Debt/Total Market Capitalization	21.4%	23.2%	21.3%	22.9%	26.7%	26.7%	23.7%	27.0%	26.4%	27.2%	27.2%
Net Debt/Total Undepreciated Assets	22.5%	23.5%	23.1%	22.9%	24.2%	24.2%	24.3%	25.7%	25.5%	27.9%	27.9%
Net Debt/Annualized Adjusted EBITDAre (5)	3.75	3.77	3.76	3.65	3.68	3.68	3.29	5.21	4.05	4.55	4.55
Fixed Charges Coverage (Adjusted EBITDAre)	5.58	5.39	5.37	5.67	5.39	5.46	6.08	5.57	6.23	5.92	5.95

Dividend Information (4)
Common Dividend per Share (6)	$0.96	$0.26	$0.26	$0.26	$0.26	$1.04	$0.29	$0.29	$0.29	$0.29	$1.16
Funds From Operations (FFO) Payout Ratio before Transaction Costs	38.5%	42.2%	42.2%	40.5%	38.3%	40.8%	36.1%	52.1%	39.7%	39.3%	41.4%
Funds Available for Distribution (FAD) Payout Ratio	60.2%	61.9%	61.2%	59.1%	62.7%	61.2%	56.4%	131.6%	53.9%	60.8%	67.2%

Operations Ratio (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.56%	0.55%	0.65%	0.31%	0.26%	0.43%	0.87%	0.43%	0.30%	0.55%	0.45%

Additional Information (4) (in thousands, except per square foot amounts)
In-Place Gross Rent (per square foot) (7)	$34.19	$34.98	$35.08	$35.23	$36.41	$36.41	$36.95	$36.98	$37.26	$37.44	$37.44
Straight Line Rental Revenue	$30,973	$8,136	$5,690	$5,148	$7,043	$26,017	$8,732	$6,068	$6,522	$8,123	$29,445
Above and Below Market Rents Amortization	$7,221	$1,793	$1,714	$1,730	$1,640	$6,877	$1,670	$1,981	$3,042	$2,846	$9,539
Second Generation Capital Expenditures	$53,485	$11,256	$11,077	$15,152	$19,182	$56,667	$8,074	$40,604	$18,946	$23,085	$90,709

(1) See Office Leasing Activity on page 20 for additional detail and explanations.
(2) Same Property Information is derived from the pool of office properties, as defined, in the period originally reported. See Same Property Performance on page 19 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 36 for additional information.
(3) Cousins' share of estimated project costs. See Development Pipeline on page 26 for additional detail.
(4) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(5) Given the timing of the closing of the TIER transaction, the actual calculation of this ratio was temporarily high for the second quarter of 2019 and decreased when a full quarter of TIER operations were included in EBITDAre. Second quarter EBITDAre, annualized for the calculation, included 17 days of Legacy TIER operations while the total impact of the TIER transaction was included in net debt as of June 30, 2019.
(6) The fourth quarter 2016 dividend was declared and paid in the first quarter of 2017.
(7) In-place gross rent equals the annualized cash basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	10	Q4 2019 Supplemental Information

KEY PERFORMANCE METRICS

(1) Office properties only.

Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	11	Q4 2019 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019
Net Operating Income	$313,206	$80,578	$80,195	$80,858	$84,432	$326,063	$87,731	$97,417	$120,642	$126,000	$431,790
Gain on Sales of Undepreciated Investment Properties	67	330	2,449	—	512	3,291	13,132	1,337	21	3,692	18,182
Fee Income	8,632	2,894	1,798	2,519	2,878	10,089	8,728	7,075	7,495	5,220	28,518
Other Income	15,991	1,034	1,212	915	517	3,678	748	306	3,671	3,136	7,861
Reimbursed Expenses	(3,527)	(942)	(860)	(955)	(1,025)	(3,782)	(932)	(1,047)	(1,290)	(735)	(4,004)
General and Administrative Expenses	(27,523)	(6,809)	(8,071)	(3,913)	(3,247)	(22,040)	(11,460)	(8,374)	(5,852)	(11,321)	(37,007)
Interest Expense	(41,382)	(11,293)	(11,305)	(11,208)	(12,080)	(45,886)	(12,574)	(13,692)	(16,377)	(17,058)	(59,701)
Other Expenses	(3,690)	(695)	(365)	(257)	(325)	(1,642)	(404)	(50,699)	(1,658)	(2,286)	(55,047)
Depreciation and Amortization of Non-Real Estate Assets	(1,874)	(473)	(468)	(469)	(462)	(1,872)	(456)	(454)	(443)	(446)	(1,799)
FFO (1)	$259,900	$64,624	$64,585	$67,490	$71,200	$267,899	$84,513	$31,869	$106,209	$106,202	$328,793
TIER transaction costs	—	—	—	—	—	—	3	49,827	1,048	1,999	52,877
FFO before TIER transaction costs	$259,900	$64,624	$64,585	$67,490	$71,200	$267,899	$84,516	$81,696	$107,257	$108,201	$381,670
Weighted Average Shares - Diluted	105,824	106,845	106,875	106,880	106,871	106,868	106,901	114,670	148,530	148,534	129,831
FFO per Share (1)	$2.46	$0.60	$0.60	$0.63	$0.67	$2.51	$0.79	$0.28	$0.72	$0.72	$2.53
FFO per Share before TIER transaction costs	$2.46	$0.60	$0.60	$0.63	$0.67	$2.51	$0.79	$0.71	$0.72	$0.73	$2.94

(1) See pages 32 and 35 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	12	Q4 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019

Net Operating Income
Consolidated Properties
Spring & 8th (2)	$50	$4,726	$4,608	$4,704	$7,412	$21,450	$7,218	$7,385	$7,392	$7,374	$29,369
Corporate Center (2)	20,889	5,780	5,956	5,947	6,263	23,946	6,386	6,785	6,619	6,694	26,484
Northpark (2)	20,506	5,731	5,814	6,204	6,669	24,418	6,463	6,039	6,521	6,249	25,272
Hearst Tower	26,186	6,493	6,426	6,456	6,544	25,919	6,492	6,512	5,875	6,099	24,978
Hayden Ferry (2)	21,950	5,766	5,433	5,894	6,372	23,465	5,945	6,154	5,721	6,118	23,938
The Domain (2)	—	—	—	—	—	—	—	1,881	8,926	9,138	19,945
Promenade	16,755	4,240	4,242	4,125	3,895	16,502	4,788	4,708	4,353	4,510	18,359
Fifth Third Center	19,284	4,729	4,647	4,912	4,842	19,130	4,735	4,503	4,408	4,347	17,993
One Eleven Congress	15,146	4,036	4,039	4,034	4,109	16,218	4,446	4,515	4,203	4,215	17,379
Buckhead Plaza (2)	17,516	4,330	4,382	4,367	3,772	16,851	4,047	3,968	3,765	3,299	15,079
San Jacinto Center	16,069	3,635	3,632	3,596	3,789	14,652	3,665	3,679	3,637	3,612	14,593
Colorado Tower	13,557	3,429	3,453	3,511	3,380	13,773	3,480	3,483	3,502	3,526	13,991
3344 Peachtree	10,909	2,994	3,069	2,970	3,149	12,182	3,142	3,328	3,345	3,488	13,303
816 Congress	10,898	2,780	2,911	3,016	2,949	11,656	3,290	2,879	2,969	2,709	11,847
Bank of America Plaza	—	—	—	—	—	—	—	933	5,103	4,569	10,605
NASCAR Plaza	10,189	2,652	2,590	2,683	2,409	10,334	2,538	2,494	2,586	2,682	10,300
BriarLake Plaza (2)	—	—	—	—	—	—	—	852	4,623	4,742	10,217
3350 Peachtree	8,673	1,987	1,899	1,888	1,859	7,633	2,011	2,345	2,329	2,272	8,957
The Terrace (2)	—	—	—	—	—	—	—	749	3,617	3,945	8,311
Burnett Plaza	—	—	—	—	—	—	—	710	3,556	3,963	8,229
Tempe Gateway	8,079	1,893	2,029	1,997	2,015	7,934	2,165	1,757	1,785	2,043	7,750
1200 Peachtree	—	—	—	—	—	—	775	2,318	2,332	2,266	7,691
8000 Avalon	433	1,357	1,350	1,144	1,581	5,432	1,714	1,916	1,899	1,879	7,408
Terminus (2) (3)	—	—	—	—	—	—	—	—	—	7,330	7,330
3348 Peachtree	6,146	1,405	1,360	1,472	1,483	5,720	1,527	1,499	1,598	1,543	6,167
111 West Rio	4,044	1,314	1,419	1,374	1,370	5,477	1,381	1,380	1,407	1,391	5,559
Legacy Union One	—	—	—	—	—	—	—	450	2,360	2,347	5,157
The Pointe	4,568	1,236	1,170	1,179	1,230	4,815	1,255	1,235	1,260	1,339	5,089
Meridian Mark Plaza	4,081	920	1,006	1,049	874	3,849	1,018	1,163	1,104	1,085	4,370
Research Park V	2,976	1,012	1,016	1,023	1,015	4,066	1,031	1,023	1,006	1,027	4,087
Domain Point (2)	—	—	—	—	—	—	—	348	1,571	1,139	3,058
5950 Sherry Lane	—	—	—	—	—	—	—	220	1,056	1,040	2,316
Woodcrest (2)	—	—	—	—	—	—	—	274	746	1,213	2,233
Harborview Plaza	3,970	712	516	319	206	1,753	346	553	431	683	2,013
Subtotal - Consolidated	282,153	73,157	72,967	73,864	77,187	297,175	79,858	88,038	111,605	119,876	399,377

Cousins Properties	13	Q4 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019
Unconsolidated Properties (4)
Terminus (2) (3)	14,477	3,486	3,415	3,345	3,255	13,501	3,670	3,662	3,216	—	10,548
Gateway Village (2)	7,047	1,968	1,770	1,873	1,819	7,430	1,837	1,839	1,807	1,964	7,447
Dimensional Place	—	—	—	—	—	—	206	1,770	1,912	1,873	5,761
Carolina Square (2)	705	928	975	747	1,173	3,823	1,097	1,053	1,009	1,208	4,367
Emory University Hospital Midtown	3,913	990	1,031	1,028	975	4,024	1,027	1,036	1,072	1,104	4,239
Other (5)	4,911	49	37	1	23	110	36	19	21	(25)	51
Subtotal - Unconsolidated	31,053	7,421	7,228	6,994	7,245	28,888	7,873	9,379	9,037	6,124	32,413

Total Net Operating Income (1)	313,206	80,578	80,195	80,858	84,432	326,063	87,731	97,417	120,642	126,000	431,790

Gain on Sales of Undepreciated Investment Properties
Sales Less Cost of Sales - Consolidated	67	—	—	—	512	512	13,132	1,337	21	3,692	18,182
Sales Less Cost of Sales - Unconsolidated (4)	—	330	2,449	—	—	2,779	—	—	—	—	—
Total Gain on Sales of Undepreciated Investment Properties	67	330	2,449	—	512	3,291	13,132	1,337	21	3,692	18,182

Fee Income
Development Fees	2,140	291	271	951	1,422	2,935	7,022	5,112	5,670	4,254	22,058
Management Fees (6)	5,794	1,524	1,401	1,537	1,449	5,911	1,379	1,548	1,824	966	5,717
Leasing & Other Fees	698	1,079	126	31	7	1,243	327	415	1	—	743
Total Fee Income	8,632	2,894	1,798	2,519	2,878	10,089	8,728	7,075	7,495	5,220	28,518

Other Income
Termination Fees	9,270	360	639	276	273	1,548	520	190	3,575	2,942	7,227
Termination Fees - Unconsolidated (4)	1,294	—	—	—	—	—	3	4	9	—	16
Interest and Other Income	2,248	600	493	468	161	1,722	140	11	3	92	246
Interest and Other Income - Unconsolidated (4)	921	74	80	78	83	315	85	101	84	102	372
Gain on Extinguishment of Debt	2,258	—	—	93	—	93	—	—	—	—	—
Total Other Income	15,991	1,034	1,212	915	517	3,678	748	306	3,671	3,136	7,861

Total Fee and Other Income	24,623	3,928	3,010	3,434	3,395	13,767	9,476	7,381	11,166	8,356	36,379

Reimbursed Expenses	(3,527)	(942)	(860)	(955)	(1,025)	(3,782)	(932)	(1,047)	(1,290)	(735)	(4,004)

General and Administrative Expenses	(27,523)	(6,809)	(8,071)	(3,913)	(3,247)	(22,040)	(11,460)	(8,374)	(5,852)	(11,321)	(37,007)

Interest Expense
Consolidated Debt
2017 Senior Notes, Unsecured ($250M)	(4,842)	(2,489)	(2,490)	(2,488)	(2,491)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)
Term Loan, Unsecured	(6,198)	(1,858)	(2,088)	(2,205)	(2,344)	(8,495)	(2,422)	(2,421)	(2,302)	(2,049)	(9,194)
Credit Facility, Unsecured	(3,050)	(742)	(754)	(754)	(773)	(3,023)	(1,289)	(1,705)	(1,628)	(2,703)	(7,325)
2019 Senior Notes, Unsecured ($275M)	—	—	—	—	—	—	—	(366)	(2,744)	(2,743)	(5,853)
2019 Senior Notes, Unsecured ($250M)	—	—	—	—	—	—	—	(326)	(2,440)	(2,441)	(5,207)
Fifth Third Center	(5,052)	(1,247)	(1,241)	(1,235)	(1,228)	(4,951)	(1,221)	(1,215)	(1,208)	(1,202)	(4,846)
Promenade	(4,492)	(1,102)	(1,095)	(1,085)	(1,078)	(4,360)	(1,069)	(1,060)	(1,052)	(1,043)	(4,224)
Colorado Tower	(4,236)	(1,059)	(1,059)	(1,059)	(1,056)	(4,233)	(1,051)	(1,046)	(1,040)	(1,036)	(4,173)
2017 Senior Notes, Unsecured ($100M)	(2,937)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)
816 Congress	(3,233)	(799)	(795)	(792)	(787)	(3,173)	(784)	(779)	(776)	(772)	(3,111)

Cousins Properties	14	Q4 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019
2019 Senior Notes, Unsecured ($125M)	—	—	—	—	—	—	—	(160)	(1,197)	(1,197)	(2,554)
Terminus (2) (3)	—	—	—	—	—	—	—	—	—	(1,540)	(1,540)
Meridian Mark Plaza	(1,483)	(366)	(368)	(359)	(360)	(1,453)	(358)	(357)	(354)	(352)	(1,421)
Legacy Union One	—	—	—	—	—	—	—	(98)	(536)	(535)	(1,169)
Other	(7,243)	(175)	(177)	(74)	(115)	(541)	(115)	(116)	(115)	(116)	(462)
Capitalized (7)	9,242	1,095	1,390	1,536	881	4,902	1,015	1,116	4,218	4,870	11,219
Subtotal - Consolidated	(33,524)	(9,778)	(9,714)	(9,551)	(10,387)	(39,430)	(10,820)	(12,059)	(14,700)	(16,384)	(53,963)

Unconsolidated Debt (4)
Terminus (2) (3)	(4,823)	(1,001)	(995)	(988)	(992)	(3,976)	(1,038)	(905)	(961)	—	(2,904)
Carolina Square (2)	(184)	(197)	(281)	(355)	(390)	(1,223)	(406)	(420)	(409)	(370)	(1,605)
Emory University Hospital Midtown	(1,285)	(317)	(315)	(314)	(311)	(1,257)	(310)	(308)	(307)	(304)	(1,229)
Other	(1,566)	—	—	—	—	—	—	—	—	—	—
Subtotal - Unconsolidated	(7,858)	(1,515)	(1,591)	(1,657)	(1,693)	(6,456)	(1,754)	(1,633)	(1,677)	(674)	(5,738)

Total Interest Expense	(41,382)	(11,293)	(11,305)	(11,208)	(12,080)	(45,886)	(12,574)	(13,692)	(16,377)	(17,058)	(59,701)

Other Expenses
Severance	(446)	(195)	128	4	3	(60)	(23)	(23)	(84)	(24)	(154)
Partners' share of FFO in consolidated joint ventures	(16)	(144)	(134)	(121)	(159)	(558)	(171)	(192)	(249)	(221)	(833)
Property Taxes and Other Holding Costs	(764)	(130)	(152)	(148)	(153)	(583)	(184)	(209)	(392)	(290)	(1,075)
Loss on Extinguishment of Debt	—	(85)	—	—	—	(85)	—	—	—	—	—
Income Tax Expense	—	—	—	—	—	—	—	(242)	242	298	298
Predevelopment & Other Costs	(803)	(50)	(70)	8	4	(108)	(23)	(206)	(127)	(46)	(402)
Transaction Costs - TIER	—	—	—	—	—	—	(3)	(49,827)	(1,048)	(1,999)	(52,877)
Transaction/Acquisition Costs - Other (8)	(1,661)	(91)	(137)	—	(20)	(248)	—	—	—	(4)	(4)
Total Other Expenses	(3,690)	(695)	(365)	(257)	(325)	(1,642)	(404)	(50,699)	(1,658)	(2,286)	(55,047)

Depreciation and Amortization of Non-Real Estate Assets	(1,874)	(473)	(468)	(469)	(462)	(1,872)	(456)	(454)	(443)	(446)	(1,799)

FFO (1)	$259,900	$64,624	$64,585	$67,490	$71,200	$267,899	$84,513	$31,869	$106,209	$106,202	$328,793
TIER transaction costs	—	—	—	—	—	—	3	49,827	1,048	1,999	52,877
FFO before TIER transaction costs	259,900	64,624	64,585	67,490	71,200	267,899	84,516	81,696	107,257	108,201	381,670
Weighted Average Shares - Diluted	105,824	106,845	106,875	106,880	106,871	106,868	106,901	114,670	148,530	148,534	129,831
FFO per Share (1)	$2.46	$0.60	$0.60	$0.63	$0.67	$2.51	$0.79	$0.28	$0.72	$0.72	$2.53
FFO per Share before TIER transaction costs	$2.46	$0.60	$0.60	$0.63	$0.67	$2.51	$0.79	$0.71	$0.72	$0.73	$2.94

Note: Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 32.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) On October 1, 2019, the Company purchased its partner's 50% interest in Terminus Office Holdings LLC.
(4) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(5) In 2018 and 2019, other unconsolidated NOI related primarily to 300 Colorado and 120 West Trinity. In 2017, other unconsolidated NOI related primarily to Emory Point, which was sold in 2017.
(6) Management Fees include reimbursement of expenses that are included in the "Reimbursed Expenses" line item.
(7) Amounts of interest expense related to consolidated debt that is capitalized to consolidated development projects and equity in unconsolidated development projects.
(8) In 2017 and 2018, transaction costs related primarily to the transactions with Parkway Properties, Inc.

Cousins Properties	15	Q4 2019 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				4Q19	3Q19	4Q19	3Q19

Spring & 8th (4) (5)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	5.9%	$—
Terminus (4) (5)	1,226,000	Consolidated	100%	83.3%	83.1%	78.8%	77.1%	5.8%	203,309
Northpark (4)	1,539,000	Consolidated	100%	92.8%	93.1%	85.7%	86.1%	5.0%	—
Promenade	777,000	Consolidated	100%	90.5%	90.5%	89.6%	89.5%	3.6%	95,824
3344 Peachtree	484,000	Consolidated	100%	94.2%	94.1%	89.3%	94.1%	2.8%	—
Buckhead Plaza (4)	671,000	Consolidated	100%	75.6%	76.9%	73.9%	77.9%	2.6%	—
1200 Peachtree (5)	370,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.8%	—
3350 Peachtree	413,000	Consolidated	100%	95.2%	95.2%	95.0%	94.7%	1.8%	—
8000 Avalon (5)	229,000	Consolidated	90%	100.0%	100.0%	100.0%	100.0%	1.5%	—
3348 Peachtree	258,000	Consolidated	100%	92.3%	92.2%	92.1%	92.1%	1.2%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	99.1%	99.6%	98.5%	99.1%	0.9%	33,973
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.9%	22,964
ATLANTA (6)	7,250,000			91.2%	91.3%	88.2%	88.7%	33.8%	356,070

The Domain (4) (5)	1,287,000	Consolidated	100%	99.7%	99.7%	89.2%	88.6%	7.3%	—
One Eleven Congress	519,000	Consolidated	100%	97.1%	95.1%	88.3%	92.4%	3.3%	—
The Terrace (4) (5)	619,000	Consolidated	100%	89.9%	90.8%	88.5%	87.3%	3.1%	—
San Jacinto Center	395,000	Consolidated	100%	97.9%	98.4%	89.9%	92.7%	2.9%	—
Colorado Tower	373,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.8%	116,443
816 Congress	435,000	Consolidated	100%	88.8%	88.7%	88.8%	89.1%	2.1%	79,590
Domain Point (4) (5)	242,000	Consolidated	96.5%	88.1%	95.8%	79.6%	95.8%	0.9%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.8%	—
AUSTIN	4,043,000			95.8%	96.1%	89.8%	91.2%	23.2%	196,033

Hearst Tower	966,000	Consolidated	100%	98.5%	98.4%	93.1%	92.0%	4.8%	—
Bank of America Plaza (5)	891,000	Consolidated	100%	90.4%	89.8%	88.4%	87.3%	3.6%	—
Fifth Third Center	692,000	Consolidated	100%	96.2%	96.2%	92.6%	92.6%	3.4%	139,884
NASCAR Plaza	395,000	Consolidated	100%	100.0%	98.2%	98.4%	98.2%	2.1%	—
Dimensional Place (5)	281,000	Unconsolidated	50%	95.6%	95.6%	94.7%	94.3%	1.5%	—
Gateway Village (4)	1,061,000	Unconsolidated	50%	99.4%	99.4%	99.4%	99.4%	1.5%	—
CHARLOTTE	4,286,000			96.2%	95.9%	93.4%	92.8%	16.9%	139,884

Hayden Ferry (4)	789,000	Consolidated	100%	97.8%	92.4%	92.8%	91.5%	4.9%	—
Tempe Gateway	264,000	Consolidated	100%	94.8%	94.8%	94.8%	86.7%	1.6%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.1%	—
PHOENIX	1,278,000			97.6%	94.2%	94.5%	92.0%	7.6%	—

Corporate Center (4)	1,224,000	Consolidated	100%	98.6%	98.3%	96.3%	97.1%	5.3%	—
The Pointe	253,000	Consolidated	100%	94.9%	97.3%	96.1%	97.1%	1.1%	—
Harborview Plaza	205,000	Consolidated	100%	80.0%	80.0%	62.8%	63.5%	0.5%	—
TAMPA	1,682,000			95.7%	95.9%	92.2%	93.0%	6.9%	—

Cousins Properties	16	Q4 2019 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				4Q19	3Q19	4Q19	3Q19

Legacy Union One (5)	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.9%	68,155
5950 Sherry Lane (5)	197,000	Consolidated	100%	90.3%	93.3%	83.5%	91.1%	0.8%	—
DALLAS	516,000			96.3%	97.4%	93.7%	96.6%	2.7%	68,155

BriarLake Plaza - Houston (4) (5)	835,000	Consolidated	100%	89.2%	88.9%	88.0%	85.0%	3.8%	—
Burnett Plaza - Fort Worth (5)	1,023,000	Consolidated	100%	86.4%	86.7%	86.4%	85.6%	3.1%	—
Woodcrest - Cherry Hill (4) (5)	386,000	Consolidated	100%	92.0%	92.0%	82.4%	70.7%	1.0%	—
Carolina Square - Chapel Hill (5)	158,000	Unconsolidated	50%	93.4%	93.4%	79.5%	79.5%	0.3%	12,772
OTHER OFFICE	2,402,000			88.6%	88.6%	86.1%	82.7%	8.2%	12,772

TOTAL OFFICE	21,457,000			93.6%	93.5%	90.1%	90.0%	99.3%	$772,914

Other Properties
Carolina Square Apartment - Chapel Hill (246 units) (5)	266,000	Unconsolidated	50%	99.6%	100.0%	99.6%	96.7%	0.6%	21,502
Carolina Square Retail - Chapel Hill (5)	44,000	Unconsolidated	50%	89.3%	89.3%	89.3%	81.5%	0.1%	3,557
TOTAL OTHER	310,000			98.1%	98.5%	98.1%	94.6%	0.7%	$25,059

TOTAL	21,767,000			93.6%	93.5%	90.1%	90.0%	100.0%	$797,973

See next page for footnotes

Cousins Properties	17	Q4 2019 Supplemental Information

PORTFOLIO STATISTICS

(1)	Represents the weighted average occupancy of the property over the period for which the property was available for occupancy.
(2)	The Company's share of net operating income for the three months ended December 31, 2019.
(3)	The Company's share of property specific mortgage debt, including premiums and net of unamortized loan costs, as of December 31, 2019.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Not included in Same Property as of December 31, 2019.
(6)	Weighted average percentages for Atlanta for the third quarter of 2019 have been restated to reflect Terminus at the Company's current 100% ownership percentage.

Cousins Properties	18	Q4 2019 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	Net Operating Income ($ in thousands)
	Three Months Ended December 31,
	2019	2018	% Change
Rental Property Revenues (2)	$115,004	$112,425	2.3%
Rental Property Operating Expenses (2)	43,005	41,441	3.8%
Same Property Net Operating Income	$71,999	$70,984	1.4%

Cash-Basis Rental Property Revenues (3)	$109,834	$104,512	5.1%
Cash-Basis Rental Property Operating Expenses (4)	42,839	41,302	3.7%
Cash-Basis Same Property Net Operating Income	$66,995	$63,210	6.0%

End of Period Leased	94.6%	94.7%
Weighted Average Occupancy	91.1%	92.5%

	Year Ended December 31,
	2019	2018	% Change
Rental Property Revenues (2)	$460,257	$446,122	3.2%
Rental Property Operating Expenses (2)	171,063	164,377	4.1%
Same Property Net Operating Income	$289,194	$281,745	2.6%

Cash-Basis Rental Property Revenues (3)	$433,684	$414,767	4.6%
Cash-Basis Rental Property Operating Expenses (4)	170,404	163,632	4.1%
Cash-Basis Same Property Net Operating Income	$263,280	$251,135	4.8%

Weighted Average Occupancy	91.8%	92.3%

(1)
Same Properties include those office properties that were fully operational in each of the comparable reporting periods. See Portfolio Statistics beginning on page 16 for footnotes indicating which properties are not included in Same Property. On October 1, 2019, the Company purchased its partner's interest in Terminus Office Holdings LLC and, therefore, has excluded the Terminus properties from Same Property as of December 31, 2019. See Non-GAAP Financial Measures - Calculations and Reconciliations.

(2)
Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as rental property revenues less termination fee income and rental property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	19	Q4 2019 Supplemental Information

OFFICE LEASING ACTIVITY(1)

	Three Months Ended December 31, 2019				Year Ended December 31, 2019
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased (square feet)				687,885				3,584,798
Less: Leases one year or less, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements				(126,234)				(510,333)
Net leased (square feet)	153,195	322,036	86,420	561,651	1,558,196	1,060,293	455,976	3,074,465
Number of transactions	16	22	9	47	57	72	34	163
Lease term (years) (2)	8.1	5.3	6.2	6.2	9.4	5.7	8.1	7.9

Net Effective Rent Calculation (per square foot per year) (2)
Net annualized rent (3)	$33.59	$29.49	$34.50	$31.38	$28.58	$30.30	$37.02	$30.43
Net free rent	(1.43)	(0.72)	(1.34)	(1.01)	(0.60)	(0.60)	(0.81)	(0.63)
Leasing commissions	(3.08)	(2.72)	(2.91)	(2.84)	(1.84)	(2.62)	(3.10)	(2.29)
Tenant improvements	(6.49)	(3.74)	(6.36)	(4.89)	(3.85)	(3.02)	(4.73)	(3.69)
Leasing Costs	(11.00)	(7.18)	(10.61)	(8.74)	(6.29)	(6.24)	(8.64)	(6.61)
Net effective rent	$22.59	$22.31	$23.89	$22.64	$22.29	$24.06	$28.38	$23.82

Second generation leased square footage (4)(5)				445,196				2,146,608
Increase in second generation net rent per square foot (2)(3)(4)(5)				25.5%				21.3%
Increase in cash-basis second generation net rent per square foot (2)(4)(5)				12.6%				7.7%

(1) Office leasing activity is comprised of total square feet leased, unadjusted for ownership share, and excluding apartment and retail leasing at our mixed-use projects.
(2) Weighted average.
(3) Straight-line net rent per square foot (operating expenses deducted from gross leases) over the lease term.
(4) Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
 (5) Increase in net rent at the end of term paid by the prior tenant compared to net rent at the beginning of term paid by the current tenant. For early renewals, the increase in net rent at the end of term of the original lease is compared to net rent at the beginning of the extended term of the lease.

Cousins Properties	20	Q4 2019 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($000's) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2020	1,470,908	7.7%	$47,658	5.9%	$32.53
2021	2,135,471	11.2%	77,864	9.6%	36.46
2022	1,385,805	7.3%	56,590	6.9%	40.84
2023	1,700,019	8.9%	69,947	8.6%	41.14
2024	1,216,461	6.4%	48,970	6.0%	40.26
2025	1,993,279	10.4%	87,994	10.9%	44.15
2026	2,068,688	10.8%	83,204	10.3%	40.22
2027	1,471,736	7.6%	60,873	7.4%	41.16
2028	1,172,249	6.1%	49,825	6.1%	42.38
2029 &Thereafter	4,495,284	23.6%	229,494	28.3%	51.06

Total	19,109,900	100.0%	$812,419	100.0%	$ 42.51

(1) Company's share.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	21	Q4 2019 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Bank of America	4	1	1,393,086	$38,611,659	5.6%	4
2	NCR Corporation	1	1	762,090	36,166,613	5.3%	14
3	Amazon	4	3	391,187	17,810,008	2.6%	6
4	Expedia, Inc.	1	1	296,955	13,407,563	2.0%	9
5	Norfolk Southern Corporation	2	1	394,621	11,271,065	1.6%	2
6	Apache Corporation	1	1	210,012	9,232,036	1.3%	5
7	Wells Fargo Bank, NA	4	3	212,662	8,961,318	1.3%	3
8	Americredit Financial Services (dba GM Financial)	2	2	333,782	8,520,825	1.2%	10
9	Parsley Energy, L.P.	1	1	135,107	7,944,527	1.2%	5
10	Encana Oil & Gas (USA) Inc.	1	1	318,582	7,831,964	1.1%	8
11	ADP, LLC	1	1	225,000	7,307,064	1.0%	8
12	McGuirewoods LLP	3	3	197,282	6,742,246	1.0%	7
13	Westrock Shared Services, LLC	1	1	205,185	6,701,263	0.9%	10
14	Dimensional Fund Advisors LP	1	1	132,434	6,235,230	0.9%	14
15	Morgan Stanley	2	2	130,863	5,925,364	0.9%	8
16	Regus Equity Business Centers, LLC	6	4	146,852	5,894,747	0.9%	5
17	Samsung Engineering America	1	1	133,860	5,857,544	0.9%	7
18	Anthem	1	1	198,834	5,642,481	0.8%	1
19	General Services Administration	3	3	220,600	5,613,079	0.8%	3
20	NASCAR Media Group, LLC	1	1	139,861	5,518,368	0.8%	1
	Total			6,178,855	$221,194,964	32.1%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)
Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay rent.

Note:	This schedule includes tenants whose leases have commenced and/or who have taken occupancy. Leases that have been signed but have not commenced are excluded.

Cousins Properties	22	Q4 2019 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent

Technology 18.1%
Financial 20.2%
Professional Services 13.3%
Legal 11.3%
Consumer Goods & Services 6.7%
Energy 5.8%
Real Estate 4.8%
Health Care 4.6%
Insurance 3.5%
Other 3.5%
Marketing/Media/ Creative 2.6%
Construction/Design 2.2%
Transportation 1.9%
Government 1.5%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.

Cousins Properties	23	Q4 2019 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2019
1200 Peachtree	Office	Atlanta	100.0%	1Q	370,000	$82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)
Terminus (3)	Office	Atlanta	100.0%	4Q	1,226,000	246,000

2017
111 West Rio (4)	Office	Phoenix	100.0%	1Q	225,000	19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(5)
Cousins Fund II, L.P. (6)	Office	Various	100.0%	4Q	(6)	279,100

2014
Fifth Third Center	Office	Charlotte	100.0%	3Q	698,000	215,000
Northpark	Office	Atlanta	100.0%	4Q	1,528,000	348,000

					18,665,000	$1,189,700

Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)

2019
Dimensional Place	Office	Charlotte	50.0%	1Q	281,000	$96,000

2018
Spring & 8th	Office	Atlanta	100.0%	1Q/4Q	765,000	332,500

2017
8000 Avalon	Office	Atlanta	90.0%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50.0%	3Q	468,000	123,000

2015
Colorado Tower	Office	Austin	100.0%	1Q	373,000	126,100
Emory Point - Phase II	Mixed	Atlanta	75.0%	3Q	302,000	75,400
Research Park V	Office	Austin	100.0%	4Q	173,000	45,000

					2,591,000	$871,000

(1) Except as otherwise noted, amounts represent total purchase prices, total project cost paid by the company, and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that are not incurred in a joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 50% in Terminus Office Holdings for $246 million before reductionsfor existing mortgage debt.
(4) Purchased outside interest of 25.4% in 111 West Rio.
(5) Properties acquired in the merger/spin with Parkway Properties, Inc.
(6) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million.

Cousins Properties	24	Q4 2019 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2017
Emory Point I and II	Mixed	Atlanta	75.0%	2Q	786,000	$199,000
American Cancer Society Center	Office	Atlanta	100.0%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100.0%	4Q	1,038,000	208,100
Courvoisier Centre (2)	Office	Miami	20.0%	4Q	343,000	33,900

2016
100 North Point Center East	Office	Atlanta	100.0%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza (3)	Office	Houston	100.0%	4Q	5,628,000	—
Two Liberty Place	Office	Philadelphia	100.0%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100.0%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100.0%	4Q	140,000	80,000
The Forum	Office	Atlanta	100.0%	4Q	220,000	70,000

2015
2100 Ross	Office	Dallas	100.0%	3Q	844,000	131,000
200, 333, and 555 North Point Center East	Office	Atlanta	100.0%	4Q	411,000	70,300
The Points at Waterview	Office	Dallas	100.0%	4Q	203,000	26,800

2014
Lakeshore and University Park Place	Office	Birmingham	100.0%	3Q	320,000	44,700
Mahan Village	Retail	Florida	50.5%	4Q	147,000	29,500
Cousins Watkins LLC	Retail	Other	50.5%	4Q	339,000	50,000
777 Main	Office	Fort Worth	100.0%	4Q	980,000	167,000
					14,690,000	$1,784,800

(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.
(3) These properties were spun off as part of the merger/spin with Parkway Properties, Inc.

Cousins Properties	25	Q4 2019 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Number of Square Feet /Apartment Units	Estimated Project Cost (1) (2) ($ in thousands)	Company's Share of Estimated Project Cost (2) ($ in thousands)	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Cost Incurred to Date (2) ($ in thousands)	Percent Leased	Initial Occupancy (3)(5)	Estimated Stabilization (4)(5)

120 West Trinity	Mixed	Atlanta	20%	1Q17		$85,000	$17,000	$77,449	$15,490
Office					33,000					100%	3Q20	3Q20
Retail					19,000					12%	3Q20	4Q20
Apartments					330					12%	4Q19	4Q20

10000 Avalon	Office	Atlanta	90%	3Q18	251,000	96,000	86,400	87,331	78,598	59%	1Q20	1Q21

300 Colorado	Office	Austin	50%	4Q18	358,000	193,000	96,500	106,022	53,011	87%	1Q21	1Q22

Domain 10	Office	Austin	100%	4Q18	300,000	111,000	111,000	73,152	73,152	98%	4Q20	3Q21

Domain 12	Office	Austin	100%	2Q18	320,000	117,000	117,000	87,189	87,189	100%	2Q20	3Q20

100 Mill	Office	Phoenix	90%	1Q20	287,000	153,000	137,700	28,441	25,597	44%	1Q22	1Q23

Total						$755,000	$565,600	$459,584	$333,037

(1)
This schedule shows projects currently under active development through the substantial completion of construction. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.

(2)
Estimated and incurred project costs include financing costs only on project-specific debt, and exclude certain allocated capitalized costs required by GAAP that are not incurred in a joint venture and fair value adjustments for legacy TIER projects that were recorded as a result of the Merger.

(3)	Initial occupancy represents the quarter within which the Company estimates the first tenant will take occupancy.
(4)
Estimated stabilization is the quarter within which the Company estimates it will achieve 90% economic occupancy. Interest, taxes, and operating expenses are capitalized on the unoccupied portion of the building for the period beginning with initial occupancy until the earlier of the achievement of 90% economic occupancy or one year.

(5)
Initial occupancy and estimated stabilization are based, in part, on when the space is ready for its intended use, which is dependent upon the commencement and completion of tenant improvements. Since tenants in these properties generally control the timing of tenant improvements, timing of these estimates is subject to change.

Cousins Properties	26	Q4 2019 Supplemental Information

LAND INVENTORY

	Market	Type	Company's Ownership Interest	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354 Peachtree	Atlanta	Commercial	95%	3.0
901 West Peachtree (1) (2)	Atlanta	Commercial	100%	1.0
The Avenue Forsyth-Adjacent Land	Atlanta	Commercial	100%	10.4
Wildwood Office Park - Joint Venture (3)	Atlanta	Commercial	50%	6.3
Domain 9	Austin	Commercial	100%	2.5
Domain 14 & 15	Austin	Commercial	100%	5.6
Legacy Union 2 & 3	Dallas	Commercial	95%	4.0
Victory Center	Dallas	Commercial	75%	3.0
Burnett Plaza-Adjacent Land	Fort Worth	Commercial	100%	1.4
Corporate Center 5 & 6 (4)	Tampa	Commercial	100%	14.1
Padre Island	Corpus Christi	Residential	50%	15.0

Total				66.3	$130,176
Company's Share				54.5	$110,150

(1)	Includes two ground leases with future obligations to purchase.
(2)	During the fourth quarter of 2019, the Company purchased two adjacent land parcels bringing the assemblage to approximately 1 acre.
(3)	During January 2020, the Company sold its remaining interest in the Wildwood Associates joint venture to its venture partner and recognized a gain of $1.4 million.
(4)	Corporate Center 5 is controlled through a long-term ground lease.
Note:	Subsequent to quarter end, commenced development of 100 Mill. See Development Pipeline on page 26.

Cousins Properties	27	Q4 2019 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
				($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2020	2021	2022	2023	2024	Thereafter	Total Principal	Deferred Loan Costs	Above / Below Market Value	Total

Consolidated Debt - Floating Rate
Credit Facility, Unsecured (LIBOR + 1.05%-1.45%) (1)	100%	2.81%	1/3/23	$—	$—	$—	$251,500	$—	$—	$251,500	$—	$—	$251,500
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (2)	100%	2.96%	12/2/21	—	250,000	—	—	—	—	250,000	(774)	—	249,226
Total Floating Rate Debt				—	250,000	—	251,500	—	—	501,500	(774)	—	500,726

Consolidated Debt - Fixed Rate
2019 Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(1,068)	—	273,932
2017 Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	—	250,000	250,000	(1,007)	—	248,993
2019 Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(965)	—	249,035
Fifth Third Center	100%	3.37%	10/1/26	3,274	3,386	3,502	3,622	3,746	122,802	140,332	(448)	—	139,884
2019 Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(479)	—	124,521
Terminus 100	100%	5.25%	1/1/23	3,149	3,319	3,497	108,181	—	—	118,146	—	7,158	125,304
Colorado Tower	100%	3.45%	9/1/26	2,425	2,510	2,598	2,689	2,783	104,080	117,085	(642)	—	116,443
2017 Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(401)	—	99,599
Promenade	100%	4.27%	10/1/22	3,393	3,541	89,052	—	—	—	95,986	(162)	—	95,824
816 Congress	100%	3.75%	11/1/24	1,754	1,821	1,891	1,963	72,558	—	79,987	(397)	—	79,590
Terminus 200	100%	3.79%	1/1/23	1,726	1,792	1,861	70,700	—	—	76,079	—	1,926	78,005
Legacy Union One	100%	4.24%	1/1/23	—	—	—	66,000	—	—	66,000	—	2,155	68,155
Meridian Mark Plaza (6)	100%	6.00%	8/1/20	22,978	—	—	—	—	—	22,978	(14)	—	22,964
Total Fixed Rate Debt				38,699	16,369	102,401	253,155	79,087	1,226,882	1,716,593	(5,583)	11,239	1,722,249

Total Consolidated Debt				38,699	266,369	102,401	504,655	79,087	1,226,882	2,218,093	(6,357)	11,239	2,222,975

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.90%) (3)	50%	3.66%	5/1/20	37,831	—	—	—	—	—	37,831	—	—	37,831
300 Colorado (LIBOR + 2.25%) (4)	50%	4.01%	1/17/22	—	—	10,715	—	—	—	10,715	—	—	10,715
Total Floating Rate Debt				37,831	—	10,715	—	—	—	48,546	—	—	48,546

Unconsolidated Debt - Fixed Rate
Emory University Hospital Midtown	50%	3.50%	6/1/23	842	872	903	31,436	—	—	34,054	(81)	—	33,973
Total Fixed Rate Debt				842	872	903	31,436	—	—	34,054	(81)	—	33,973

Total Unconsolidated Debt				38,673	872	11,618	31,436	—	—	82,600	(81)	—	82,519

Total Debt				$77,372	$267,241	$114,019	$536,091	$79,087	$1,226,882	$2,300,693	$(6,438)	$11,239	$2,305,494

Total Maturities (5)				$60,475	$250,000	$97,010	$527,432	$70,865	$1,215,159	$2,220,941
% of Maturities				3%	11%	4%	24%	3%	55%	100%

Cousins Properties	28	Q4 2019 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Debt Principal ($)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$550,046	24%	2.96%	2.3
Fixed Rate Debt	1,750,647	76%	3.97%	6.3
Total Debt	$2,300,693	100%	3.73%	5.4

(1) As of December 31, 2019, the Company had $251.5 million drawn under the Credit Facility and had the ability to borrow $748.5 million of the $1 billion available. The spread over LIBOR at December 31, 2019 was 1.05%.
(2) The spread over LIBOR at December 31, 2019 was 1.20%.
(3) The Company's share of the total borrowing capacity of the facility is $39.9 million.
(4) The Company's share of the total borrowing capacity of the facility is $63.0 million.
(5) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.
(6) On February 3, 2020, the Company prepaid in full, without penalty, the Meridian Mark Plaza mortgage note.

Cousins Properties	29	Q4 2019 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of December 31, 2019

$ (in thousands)
550,000
500,000
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
60,475
250,000
97,010
527,432
70,865
250,000
215,159
225,000
250,000
275,000
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	30	Q4 2019 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options
AMCO 120 WT Holdings, LLC	120 West Trinity	20% of cash flows.
Cousins or Partner can trigger a buyout beginning 24 months after construction completion, upon which Cousins would receive the office component and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.

Austin 300 Colorado Project, LP	300 Colorado	50% of cash flows.	Partners can put their combined interest to Cousins, or Cousins can call Partners' combined interest, at a then agreed upon value during a 24-month period following final phase rent commencement.
Carolina Square Holdings LP	Carolina Square	50% of cash flows.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
Charlotte Gateway Village LLC	Gateway Village	50% of cash flows.	Partner can trigger a purchase of Cousins' interest at a value that generates a 17% IRR on Cousins' invested capital.
Crawford Long-CPI, LLC	Emory University Hospital Midtown	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
DC Charlotte Plaza, LLLP	Dimensional Place	50% of cash flows.	Partner can purchase Cousins' interest during Q2 2021 at a value determined by appraisal and subject to a cap rate range.
HICO 100 Mill, LLC	100 Mill	90% of cash flows until return of contributed capital to both partners.	Cousins can trigger sale process following construction completion, subject to a right of first offer that can be exercised by Partner.
HICO Avalon II, LLC	10000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process 24 months after construction completion, subject to a right of first offer that can be exercised by the non-triggering party.
HICO Avalon, LLC	8000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 90% of remaining cash flows.	Partner has put option beginning Q1 2023 under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under development.
(2)
Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	31	Q4 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019

FFO and EBITDAre
Net income available to common stockholders	$216,275	$16,043	$21,276	$19,485	$22,360	$79,164	$35,341	$(22,409)	$20,374	$117,112	$150,418
Depreciation and amortization of real estate assets:
Consolidated properties	194,869	44,620	45,207	44,599	45,084	179,510	45,405	50,450	81,569	77,925	255,349
Share of unconsolidated joint ventures	13,191	3,419	3,016	3,119	3,524	13,078	3,254	4,154	4,148	2,602	14,158
Partners' share of real estate depreciation	(23)	(69)	(70)	(72)	(91)	(302)	(96)	(99)	(171)	(155)	(521)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(133,043)	372	(5,317)	33	(13)	(4,925)	21	33	48	(92,680)	(92,578)
Share of unconsolidated joint ventures	(35,050)	(48)	63	—	14	29	—	5	—	10	15
Non-controlling interest related to unit holders	3,681	287	410	326	322	1,345	588	(265)	241	1,388	1,952
FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513	31,869	106,209	106,202	328,793
Interest Expense	41,382	11,293	11,305	11,208	12,080	45,886	12,574	13,692	16,377	17,058	59,701
Non-Real Estate Depreciation and Amortization	1,874	473	468	469	462	1,872	456	454	443	446	1,799
EBITDAre (1)	303,156	76,390	76,358	79,167	83,742	315,657	97,543	46,015	123,029	123,706	390,293
Transaction Costs (2)	1,661	91	137	—	20	248	3	49,827	1,048	2,003	52,881
(Gain) Loss on Extinguishment of Debt	(2,258)	85	—	(93)	—	(8)	—	—	—	—	—
Adjusted EBITDAre (1)	302,559	76,566	76,495	79,074	83,762	315,897	97,546	95,842	124,077	125,709	443,174

Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	27,187	6,933	6,685	6,557	6,469	26,644	7,006	8,670	8,369	5,310	29,355
Other Properties	3,866	488	543	437	776	2,244	867	709	668	814	3,058
Net Operating Income	31,053	7,421	7,228	6,994	7,245	28,888	7,873	9,379	9,037	6,124	32,413
Sales Less Cost of Sales	—	330	2,449	—	—	2,779	—	—	—	—	—
Interest Expense	(7,859)	(1,515)	(1,591)	(1,657)	(1,693)	(6,456)	(1,754)	(1,633)	(1,677)	(674)	(5,738)
Termination Fee Income	1,294	—	—	—	—	—	3	4	9	—	16
Other Income	768	20	27	36	37	120	36	43	20	49	148
Funds from Operations - Unconsolidated Joint Ventures	25,256	6,256	8,113	5,373	5,589	25,331	6,158	7,793	7,389	5,499	26,839
Gain (Loss) on Sale of Depreciated Investment Properties, net	35,050	48	(61)	(2)	(14)	(29)	—	(5)	—	(10)	(15)
Depreciation and Amortization of Real Estate	(13,191)	(3,419)	(3,016)	(3,119)	(3,524)	(13,078)	(3,254)	(4,154)	(4,148)	(2,602)	(14,158)
Income from Unconsolidated Joint Ventures	47,115	2,885	5,036	2,252	2,051	12,224	2,904	3,634	3,241	2,887	12,666

Market Capitalization
Common Stock Price at Period End	$37.00	$34.72	$38.76	$35.56	$31.60	$31.60	$38.64	$36.17	$37.59	$41.20	$41.20
Number of Common Stock/Units Outstanding at Period End	106,749	106,805	106,842	106,840	106,840	106,840	106,890	148,507	148,506	148,506	148,506
Equity Market Capitalization	3,949,713	3,708,270	4,141,196	3,799,230	3,376,144	3,376,144	4,130,230	5,371,498	5,582,341	6,118,447	6,118,447

Consolidated Debt	1,093,228	1,091,258	1,089,264	1,065,012	1,062,570	1,062,570	1,116,474	1,837,449	1,850,817	2,222,975	2,222,975
Share of Unconsolidated Debt	169,295	171,575	172,195	171,879	171,446	171,446	170,690	170,214	172,319	82,519	82,519
Debt (1)	1,262,523	1,262,833	1,261,459	1,236,891	1,234,016	1,234,016	1,287,164	2,007,663	2,023,136	2,305,494	2,305,494

Total Market Capitalization	5,212,227	4,971,085	5,402,655	5,036,113	4,610,152	4,610,152	5,417,403	7,379,161	7,605,477	8,423,941	8,423,941

Cousins Properties	32	Q4 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019

Credit Ratios
Net Debt (Debt (1) minus Cash and Cash Equivalents)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708	1,995,778	2,010,740	2,289,891	2,289,891
Total Market Capitalization	5,212,227	4,971,085	5,402,655	5,036,113	4,610,152	4,610,152	5,417,403	7,379,161	7,605,477	8,423,941	8,423,941
Net Debt / Total Market Capitalization	21.4%	23.2%	21.3%	22.9%	26.7%	26.7%	23.7%	27.0%	26.4%	27.2%	27.2%

Total Assets - Consolidated	4,204,619	4,159,310	4,166,252	4,143,599	4,146,296	4,146,296	4,251,193	6,676,672	6,704,120	7,151,447	7,151,447
Accumulated Depreciation - Consolidated	380,908	427,216	474,064	546,989	566,749	566,749	643,140	696,531	781,998	802,807	802,807
Undepreciated Assets - Unconsolidated (1)	455,100	481,858	490,418	511,766	530,076	530,076	553,098	568,387	590,183	391,457	391,457
Less: Investment in Unconsolidated Joint Ventures	(101,414)	(145,465)	(143,201)	(154,070)	(161,907)	(161,907)	(167,429)	(176,169)	(186,079)	(133,884)	(133,884)
Total Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827
Net Debt (Debt (1) minus Cash and Cash Equivalents)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708	1,995,778	2,010,740	2,289,891	2,289,891
Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827
Net Debt / Total Undepreciated Assets (1)	22.5%	23.5%	23.1%	22.9%	24.2%	24.2%	24.3%	25.7%	25.5%	27.9%	27.9%

Coverage Ratios (1)
Interest Expense	41,382	11,293	11,305	11,208	12,080	45,886	12,574	13,692	16,377	17,058	59,701
Scheduled Principal Payments	12,859	2,900	2,929	2,733	3,446	12,008	3,481	3,516	3,551	4,178	14,726
Fixed Charges	54,241	14,193	14,234	13,941	15,526	57,894	16,055	17,208	19,928	21,236	74,427
EBITDAre	303,156	76,390	76,358	79,167	83,742	315,657	97,543	46,015	123,029	123,706	390,293
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.59	5.38	5.36	5.68	5.39	5.45	6.08	2.67	6.17	5.83	5.24
Adjusted EBITDAre	302,559	76,566	76,495	79,074	83,762	315,897	97,546	95,842	124,077	125,709	443,174
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.58	5.39	5.37	5.67	5.39	5.46	6.08	5.57	6.23	5.92	5.95

Net Debt (Debt (1) minus Cash and Cash Equivalents)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708	1,995,778	2,010,740	2,289,891	2,289,891
Annualized EBITDAre (3)	296,700	305,564	305,432	316,668	334,968	334,968	390,172	184,060	492,116	494,824	494,824
Net Debt / Annualized EBITDAre (3)	3.75	3.78	3.77	3.64	3.68	3.68	3.29	10.84	4.09	4.63	4.63
Annualized Adjusted EBITDAre (3)	297,348	306,264	305,980	316,296	335,048	335,048	390,184	383,368	496,308	502,836	502,836
Net Debt / Annualized Adjusted EBITDAre (3)	3.75	3.77	3.76	3.65	3.68	3.68	3.29	5.21	4.05	4.55	4.55

Dividend Information
Common Dividends (4)	100,776	27,315	27,326	27,363	27,287	109,291	30,492	42,562	42,559	42,561	158,174
FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513	31,869	106,209	106,202	328,793
FFO Payout Ratio	38.8%	42.3%	42.3%	40.5%	38.3%	40.8%	36.1%	133.6%	40.1%	40.1%	48.1%
Transaction Costs (2)	1,661	91	137	—	20	248	3	49,827	1,048	2,003	52,881
FFO before Transaction Costs (2)	261,561	64,715	64,722	67,490	71,220	268,147	84,516	81,696	107,257	108,205	381,674
FFO Payout Ratio before Transaction Costs (2)	38.5%	42.2%	42.2%	40.5%	38.3%	40.8%	36.1%	52.1%	39.7%	39.3%	41.4%

Cousins Properties	33	Q4 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st	2019 2nd	2019 3rd	2019 4th	2019

FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513	31,869	106,209	106,202	328,793
Amortization of Deferred Financing Costs	1,800	603	601	606	607	2,417	615	630	692	693	2,630
Non-Cash Stock-Based Compensation	1,983	543	579	560	575	2,257	607	625	615	621	2,468
Non-Real Estate Depreciation and Amortization	1,874	473	468	469	462	1,872	456	454	443	446	1,799
Lease Inducements	485	147	189	175	249	760	157	(401)	(537)	(514)	(1,295)
Straight Line Rent Ground Leases	440	110	110	243	126	589	127	124	123	126	500
Above and Below Market Ground Rent	159	39	40	39	40	158	39	40	39	40	158
Transaction Costs (2)	1,661	91	137	—	20	248	3	49,827	1,048	2,003	52,881
Debt Premium Amortization	(3,937)	(239)	(239)	(213)	(189)	(880)	—	(34)	(180)	(916)	(1,130)
(Gain) Loss on Extinguishment of Debt	(2,258)	85	—	(93)	—	(8)	—	—	—	—	—
Deferred Income - Tenant Improvements	(2,868)	(819)	(857)	(930)	(1,166)	(3,772)	(870)	(940)	(923)	(932)	(3,665)
Above and Below Market Rents	(7,221)	(1,793)	(1,714)	(1,730)	(1,640)	(6,877)	(1,670)	(1,981)	(3,042)	(2,846)	(9,539)
Second Generation CAPEX	(53,485)	(11,256)	(11,077)	(15,152)	(19,182)	(56,667)	(8,074)	(40,604)	(18,946)	(23,085)	(90,709)
Straight Line Rental Revenue	(30,973)	(8,136)	(5,690)	(5,148)	(7,043)	(26,017)	(8,732)	(6,068)	(6,522)	(8,123)	(29,445)
Gain on Sales of Undepreciated Investment Properties	(67)	(330)	(2,449)	—	(512)	(3,291)	(13,132)	(1,337)	(21)	(3,692)	(18,182)
FAD (1)	167,493	44,142	44,683	46,316	43,547	178,688	54,039	32,204	78,998	70,023	235,264
Common Dividends (4)	100,776	27,315	27,326	27,363	27,287	109,291	30,492	42,562	42,559	42,561	158,174
FAD Payout Ratio (1)	60.2%	61.9%	61.2%	59.1%	62.7%	61.2%	56.4%	132.2%	53.9%	60.8%	67.2%

Operations Ratio
Total Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002	7,765,421	7,890,222	8,211,827	8,211,827
General and Administrative Expenses	27,523	6,809	8,071	3,913	3,247	22,040	11,460	8,374	5,852	11,321	37,007
Annualized General and Administrative Expenses (5) / Total Undepreciated Assets	0.56%	0.55%	0.65%	0.31%	0.26%	0.43%	0.87%	0.43%	0.30%	0.55%	0.45%

2nd Generation TI & Leasing Costs & Building CAPEX
Second Generation Leasing Related Costs	50,616	10,319	10,379	14,853	15,598	51,149	7,527	39,834	15,891	17,248	80,500
Second Generation Building Improvements	2,869	937	698	299	3,584	5,518	547	770	3,055	5,837	10,209
	53,485	11,256	11,077	15,152	19,182	56,667	8,074	40,604	18,946	23,085	90,709

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2) In 2017 and 2018, transaction costs related primarily to the transactions with Parkway Properties, Inc. In 2019, transaction costs relate primarily to the merger with TIER REIT, Inc.
(3) Annualized equals quarter amount annualized. Given the timing of the closing of the transactions with TIER, the actual calculation of this ratio was unusually high for the second quarter of 2019 and decreased once a full quarter of TIER operations was included in EBITDAre. Second quarter EBITADAre, annualized for the calculation, included 17 days of Legacy TIER operations while the total impact of the TIER transactions was included in net debt as of June 30, 2019.

(4) The fourth quarter 2016 dividend was declared and paid in the first quarter of 2017.
(5) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	34	Q4 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net Income Available to Common Stockholders	$117,112	$22,360	$150,418	$79,164
Depreciation and amortization of real estate assets:
Consolidated properties	77,925	45,084	255,349	179,510
Share of unconsolidated joint ventures	2,602	3,524	14,158	13,078
Partners' share of real estate depreciation	(155)	(91)	(521)	(302)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(92,680)	(13)	(92,578)	(4,925)
Share of unconsolidated joint ventures	10	14	15	29
Non-controlling interest related to unitholders	1,388	322	1,952	1,345
Funds From Operations	$106,202	$71,200	$328,793	$267,899
TIER transaction costs	1,999	—	52,877	—
Funds From Operations before TIER transaction costs	$108,201	$71,200	$381,670	$267,899
Per Common Share — Diluted:
Net Income Available to Common Stockholders	$0.80	$0.21	$1.17	$0.75
Funds From Operations	$0.72	$0.67	$2.53	$2.51
Funds From Operations before TIER transaction costs	$0.73	$0.67	$2.94	$2.51
Weighted Average Shares — Diluted	148,534	106,871	129,831	106,868

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

Cousins Properties	35	Q4 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	Three Months Ended		Year Ended
Net Operating Income (in thousands)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net income	$118,568	$22,751	$152,683	$80,765
Net operating income from unconsolidated joint ventures	6,124	7,245	32,413	28,888
Fee income	(5,220)	(2,878)	(28,518)	(10,089)
Termination fee income	(2,943)	(273)	(7,228)	(1,548)
Other income	(92)	(161)	(246)	(1,722)
Reimbursed expenses	735	1,025	4,004	3,782
General and administrative expenses	11,321	3,247	37,007	22,040
Interest expense	16,384	10,387	53,963	39,430
Depreciation and amortization	78,372	45,546	257,149	181,382
Acquisition and transaction costs	2,003	20	52,881	248
Other expenses	8	99	1,109	556
Gain on extinguishment of debt	—	—	—	(8)
Income from unconsolidated joint ventures	(2,887)	(2,051)	(12,666)	(12,224)
(Gain) loss on sale of investment properties	(96,373)	(525)	(110,761)	(5,437)
Net Operating Income	$126,000	$84,432	$431,790	$326,063

Straight line rent	8,122	7,043	29,445	26,017
Non-cash income	4,291	2,558	14,499	9,890
Non-cash expense	(165)	(140)	(658)	(747)
Cash Basis Net Operating Income	$113,752	$74,971	$388,504	$290,903

Net Operating Income
Same Property	$71,999	$70,984	$289,194	$281,745
Non-Same Property	54,001	13,448	142,596	44,318
	$126,000	$84,432	$431,790	$326,063

Cash Basis Net Operating Income
Same Property	$66,995	$63,210	$263,280	$251,135
Non-Same Property	46,757	11,761	125,224	39,768
	$113,752	$74,971	$388,504	$290,903

Cousins Properties	36	Q4 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.

“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.

“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment losses. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.

“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and acquisition and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.

"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items, gains (losses) on undepreciated real estate sales, and transaction costs. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.

“Funds From Operations Available to Common Stockholders” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less termination fees and rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income for the reasons described under FFO above.

“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings as well as building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards. In addition, the Company excludes leasing costs and building improvements associated with properties identified as under redevelopment or repositioning.

“Net Income and FFO Before Transaction Costs” represents net income and FFO before costs associated with the merger with TIER.  Management believes that Net Income and FFO Before Transaction Costs provides analysts and investors with appropriate information related to the Company’s core operations and for comparability of the results of its operations with other real estate companies.

Cousins Properties	37	Q4 2019 Supplemental Information